Exhibit 10.9

AMENDMENT NO. 1 AND INSTRUMENT OF BENEFIT FREEZE
TO THE
NACCO MATERIALS HANDLING GROUP, INC.
EXCESS PENSION PLAN FOR UK TRANSFEREES
Effective as of October 1, 2002

          WHEREAS, effective as of October 1, 2002, NACCO Materials Handling Group, Inc. (the “Company”) adopted the NACCO Materials Handling Group, Inc. Excess Pension Plan for UK Transferees (the “Plan”); and

          WHEREAS, the Plan is classified as a “nonqualified deferred compensation plan” under the Internal Revenue Code of 1986, as amended (the “Code”); and

          WHEREAS, the American Jobs Creation Act of 2004, P.L. 108-357 (the “AJCA”) added a new Section 409A to the Code, which significantly changed the Federal tax law applicable to “amounts deferred” under the Plan after December 31, 2004; and

          WHEREAS, pursuant to the AJCA, the Secretary of the Treasury and the Internal Revenue Service will issue proposed, temporary or final regulations and/or other guidance with respect to the provisions of new Section 409A of the Code (collectively, the “AJCA Guidance”); and

          WHEREAS, the AJCA Guidance has not yet been issued; and

          WHEREAS, pursuant to Article IV of the Plan, all Excess Pension Benefits under the Plan are 100% vested; and

          WHEREAS, to the fullest extent permitted by Section 409A of the Code and the AJCA Guidance, the Company wants to protect the “grandfathered” status of the Excess Pension Benefits that are accrued prior to January 1, 2005; and

          WHEREAS, due to the uncertainty regarding the affect of the AJCA on Excess Pension Benefits under the Plan, the Company has decided to temporarily freeze all Excess Pension Benefits as of December 31, 2004.

          NOW, THEREFORE, the Company hereby adopts this Amendment No. 1 to the Plan, which amendment is intended to allow amounts deferred prior to January 1, 2005 to qualify for “grandfathered” status and continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A of the Code (as specified in the Plan as in effect prior to January 1, 2005).

Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined and the provisions hereof shall be effective as of the close of business on December 31, 2004.

Section 1

          Article I of the Plan is hereby amended by the addition of the following new Section 1.5 at the end thereof to read as follows:

          “Section 1.5 American Jobs Creation Act (AJCA).

     (a) To the extent applicable, it is intended that the Plan (including all Amendments thereto) comply with the provisions of Section 409A of the Code, as enacted by the AJCA, so as to prevent the inclusion in gross income of any amount Excess Pension Benefit accrued hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise be actually distributed or made available to the Participants. The Plan shall be administered in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (collectively with the AJCA, the “AJCA Guidance”). Any Plan provisions (including, without limitation, those added or amended by Amendment No. 1) that would cause the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the AJCA Guidance).

     (b) The Plan Administrator shall not take any action that would violate any provision of Section 409A of the Code. The Plan Administrator is authorized to adopt rules or regulations deemed necessary or appropriate in connection with the AJCA Guidance to anticipate and/or comply with the requirements thereof (including any transition or grandfather rules thereunder).

     (c) The effective date of Amendment No. 1 to this Plan is December 31, 2004. This Amendment temporarily freezes the Excess Pension Benefits effective as of December 31, 2004, with the intent being that the Company will rescind the freeze upon issuance of the AJCA Guidance. In furtherance of, but without limiting the foregoing, any Excess Pension Benefit that is deemed to have been deferred prior to January 1, 2005 and that qualifies for “grandfathered status” under Section 409A of the Code shall continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A to the Code and shall be subject to the terms and conditions specified in the Plan as in effect prior to January 1, 2005.”

Section 2

          Section 3.1(a) of the Plan is hereby amended by the addition of the following new paragraph to the end thereof to read as follows:

     “Benefit Freeze. Notwithstanding any provision of the Plan to the contrary, all Excess Pension Benefits under the Plan shall be frozen as of December 31, 2004. In furtherance thereof, but without limiting the foregoing, a Participant shall not receive credit under this Plan for any service or compensation that is earned after December 31, 2004. The Company intends that Excess Pension Benefits that are accrued and vested on or before December 31, 2004 will qualify for “grandfathered” status under the AJCA and will continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A of the Code.”

Section 3

          The last sentence of Section 3.1(b)(iv) of the Plan is hereby amended to read as follows:

“The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), in its sole and absolute discretion, shall have the authority to waive this payment restriction (in whole or in part) upon the written request of the Participant, to the extent permitted by Code Section 409A.”

Section 4

          Section 6.1 of the Plan is hereby amended by adding the following new Subsection (c) to the end thereof, to read as follows:

     (c) Notwithstanding any provision of the Plan to the contrary, the Plan Administrator (or its delegate) shall not have the right to interpret the Plan in a manner, or make any rules or regulations, that is inconsistent with the requirements of Section 409A of the Code (including the grandfather rules thereunder).”

Section 5

     The last paragraph of Section 6.3 of the Plan is hereby amended by adding the following new sentence to the end thereof, to read as follows:

“Such a decision shall include statements that (i) the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits and (ii) a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.”

Section 6

          The first sentences of Sections 6.5 and 6.6 of the Plan are each amended by adding the following new clause to the end thereof, to read as follows:

     “; provided that such limitations shall not apply to the extent such amendment or termination is deemed necessary by the Company to comply with the requirements of Code Section 409A.”

Section 7

          Section 6.6(b) of the Plan is hereby amended by adding the following new clause to the end thereof, to read as follows:

     “; to the extent permitted by Code Section 409A.”

     EXECUTED this 28th day of December, 2004.

NACCO MATERIALS HANDLING GROUP, INC.

By:	/s/ Charles A. Bittenbender

Title: Assistant Secretary

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